PERSONAL GUARANTY

WHEREAS BioZone Laboratories, Inc. a California company with its registered office at 580 Garcia Avenue, Pittsburg, CA, ("BZL") has received a Notice of Default, Demand for Payoff and Notice of Exercise of Bank's Rights and Remedies from Bank of Marin ("BOM") in connection with (1) Business Loan Agreement (Asset Based), dated August 9, 2010, between BOM and BZL and Promissory Note in principal amount of $2,000,000 by BZL to BOM (the "BZL Loan") and (2) Business Loan Agreement dated August 9, 20111, between BOM and BZL in principal amount of $800,000, by BZL to BOM (the "BZL Note") (the BZL Loan and BZL Note hereinafter referred to as the "BZL Debt");

WHEREAS, as of August 22, 2011 the remaining outstanding principal amount of the BZL Debt is $1,553,000 which excludes accrued interest from such date plus other costs and expenses due to BOM as a result of the default ("Additional Costs");

WHEREAS, BZL lacks the financial resources to repay the BZL Debt and Additional Costs and has requested that BioZone Pharmaceuticals, Inc. with an address at 4400 Biscayne Boulevard, Miami, FL 33137 ("BZNE") extend credit to BZL to repay the BZL Debt and Additional Costs in full;

WHEREAS, Daniel Fisher, residing at 32 Marlee Road, Pleasant Hill, CA 94532 and Brian Keller, residing at 5058 Nortonville Way, Antioch, CA 94531(the "Guarantors") have been responsible for BZL's business affairs since the issuance date of the BZL Debt and each personally guaranteed the repayment of the BZL Debt to BOM;

WHEREAS, BZNE is willing and prepared to extend credit to BZL in an amount sufficient to fully repay the BZL Debt and Additional Costs;

NOW THEREFORE, in consideration of extension of credit from BZNE to BZL for repayment of the BZL Debt and payment of Additional Costs:

(a) Each Guarantor hereby personally and unconditionally guarantees and promises to pay BZNE any obligations of BZL to BZNE incurred by BZNE for the purpose of repaying the BZL Debt and Additional costs (referred to herein as "BOM Debt Payments") and hereby agrees to bind himself to pay BZNE on demand any sum which may become due to BZNE by BZL, whenever BZL shall fail to pay the same.

(b) This Personal Guaranty guarantees all extensions of credit used for BOM Debt Payments and is not given in association with any one particular grant of credit. The Guarantor hereby subordinates any obligations that BZL may have to him to the obligations of BZL owed to BZNE. The Guarantor agrees to so pay and perform without requiring BZNE to exercise, pursue or enforce any right or remedy BZNE has against BZL, any co-guarantor, or any other party.

(c) Each Guarantor consents that from time to time BZNE may, without notice to him and without affecting any of his liability: (i) exchange, release, sell (by foreclosure or otherwise), consent to the transfer of, apply or otherwise deal with any collateral for repayment of the obligations at the election of BZNE, (ii) refinance, extend, renew, increase, decrease or accelerate the obligations in whole or in part, (iii) waive or fail to enforce any of its rights under any instruments evidencing, relating to, or securing the obligations, or (iv) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate, in any manner, any of the obligations, or any obligations of any co-guarantor (whether hereunder or under a separate instrument) or any other party.

(d) Each Guarantor's obligations under this Personal Guaranty remain in effect and are not diminished or impaired notwithstanding: (i) the change, restructure or termination of the corporate structure or existence of BZL and any corresponding restructure of the obligations, (ii) the existence of any claim, set off, defense, or other right that BZL may have at any time against BZNE or that he may have against BZL. Each Guarantor hereby waives diligence and all demands, protests, presentments, notices of default, non-payment and notice hereof and consent to any modification or renewal of the obligations hereby guaranteed.

(e) All payments due hereunder are required to be made to BZNE at BZNE's address in Miami, Florida, Notwithstanding the place of residence of Guarantor or the place of execution of this Personal Guaranty, the laws of the State of Florida shall control the construction, interpretation and enforcement of this Personal Guaranty and all matters related to this Personal Guaranty, without application or reference to conflict of law provisions.

(f) This Personal Guaranty is a general, continuing, absolute, unconditional and irrevocable guarantee of payment and not of collection, and is an indemnity for such obligations of BZL, enforceable by BZNE, its successors and assigns, and is binding upon Guarantor and Guarantor's heirs and assigns and shall inure to the benefit of BZNE's successors and assigns. The liability of Guarantor is primary, direct, unconditional and independent of the obligations of BZL. If more than one person shall execute this Personal Guaranty, the singular shall include the plural and the terms "undersigned" and "Guarantor" shall mean all persons signing this Personal Guaranty, and each of them shall be jointly and severally obligated hereunder.

(g) All of BZNE's rights and remedies hereunder are cumulative and not alternative. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM BROUGHT BY EITHERPARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PERSONAL GUARANTY ORTHE RELATIONSHIP OF TECH DATA AND GUARANTOR HEREUNDER.

GUARANTOR

Daniel Fisher

Date: 8/23/11

GUARANTOR

Brian Keller

Date: 8/23/11